Exhibit 4.1

The Allstate Corporation
to
U.S. Bank Trust Company, National Association,
as Trustee
Twenty-Sixth Supplemental Indenture to
Indenture Dated December 16, 1997
(Senior Debt Securities)
Dated as of March 31, 2023
5.250% Senior Notes due 2033

Table of Contents

i

Twenty-Sixth Supplemental Indenture, dated as of March 31, 2023, between The Allstate Corporation, a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association, a national banking association, organized under the laws of the United States, as successor in interest to State Street Bank and Trust Company, a trust company organized under the laws of the Commonwealth of Massachusetts, as Trustee (the “Trustee”).
R E C I T A L S
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture for Senior Debt Securities, dated as of December 16, 1997, as amended by the Third Supplemental Indenture dated as of July 23, 1999 and the Sixth Supplemental Indenture dated as of June 12, 2000 (the “Indenture”), providing for the issuance from time to time of series of the Company’s Securities;
WHEREAS, Section 301 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture;
WHEREAS, Section 901(7) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Indenture;
NOW, THEREFORE, THIS TWENTY-SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:
For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of such series, as follows:
ARTICLE I
RELATION TO INDENTURE; DEFINITIONS
SECTION 1.01.    Relation to Indenture
This Twenty-Sixth Supplemental Indenture constitutes an integral part of the Indenture.
SECTION 1.02.    Definitions
For all purposes of this Twenty-Sixth Supplemental Indenture:
(a)Capitalized terms used herein without definition shall have the meanings specified in the Indenture;
(b)All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Twenty-Sixth Supplemental Indenture; and
(c)The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Twenty-Sixth Supplemental Indenture.

ARTICLE II
THE SERIES OF SECURITIES
SECTION 2.01.    Title of the Securities
There shall be a series of Securities designated the “5.250% Senior Notes due 2033” (the “Securities”).
SECTION 2.02.    Limitation on Aggregate Principal Amount
The aggregate principal amount of the Securities shall initially be limited to $750,000,000. The Company may, without giving notice to or seeking the consent of the Holders of the Securities, issue additional Securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the Securities. Any additional Securities, together with the Securities offered by the related prospectus supplement, will constitute a single series of Securities under the Indenture provided that the additional Securities constitute “additional debt instruments” as defined in U.S. Treasury Regulation Section 1.1275-2(k)(2)(ii) issued in a “qualified reopening” of the original issuance of such Securities, as defined in Treasury Regulation Section 1.1275-2(k)(3) or are otherwise treated as part of the same issue of the previously issued Securities for U.S. federal income tax purposes. No additional Securities may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the Securities.
SECTION 2.03.    Principal Payment Date
The principal amount of the Securities outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on March 30, 2033, which date shall be the Stated Maturity of the Securities Outstanding.
SECTION 2.04.    Interest and Interest Rates
The rate of interest on each Security shall be 5.250% per annum, accruing from March 31, 2023, or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, payable semi-annually in arrears on March 30 and September 30 of each year commencing September 30, 2023 until the principal thereof shall have become due and payable, and until the principal thereof is paid or duly provided for or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on any Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). A “Business Day” shall mean any day, other than a Saturday or Sunday, on which banks in the City of New York are not required by law to close. The interest installment so payable in respect of any Security, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on March 15 or September 15 prior to such Interest Payment Date. Any such interest installment not punctually paid or duly provided for in respect of any Security shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of this series of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
SECTION 2.05.    Place of Payment
The Place of Payment where the Securities may be presented or surrendered for payment, where the Securities may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Company in respect of the Securities and the Indenture may be served shall be the Corporate Trust Office of the Trustee.
SECTION 2.06.    Optional Redemption
(a)The Company may redeem the Securities, in whole or in part, at any time and from time to time prior to December 30, 2032 (three months prior to the Stated Maturity of the Securities) (the “Par Call Date”) at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities being redeemed and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 30 basis points less (b) interest accrued to the redemption date.
At any time and from time to time on or after the Par Call Date, the Securities will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed.
In each case, the Company will pay accrued and unpaid interest on the principal amount being redeemed to the redemption date.
(b)For the purposes of this Section 2.6,
“Treasury Rate” means, with respect to any redemption date the yield determined by the Company in accordance with the following paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Company will notify the Trustee of the redemption price promptly after the calculation thereof, and the Trustee may rely upon the redemption price contained in any such notice and the Trustee shall not be responsible for, or be liable in connection with, the calculation of such redemption price (or any component thereof) or for determining whether manifest error has occurred.
The Company will mail a notice of redemption at least 10 days but not more than 60 days before the redemption date to each Holder of the securities to be redeemed. If less than all of the securities are to be redeemed, the Trustee will select, by such method as it will deem fair and appropriate, including pro rata or by lot, the securities to be redeemed in whole or in part; provided that with respect to Securities issued in the form of Global Securities, the method for allocating a partial redemption will be selected by the Depository in accordance with its applicable procedures.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption.
SECTION 2.07.    Denomination
The Securities of this series shall be issuable only in registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereo
SECTION 2.08.    Currency
Principal and interest on the Securities shall be payable in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.
SECTION 2.09.    Form of Securities
The Securities shall be substantially in the form attached as Exhibit A hereto.
SECTION 2.10.    Securities Registrar and Paying Agent
The Trustee shall serve initially as Securities Registrar and Paying Agent.
SECTION 2.11    Sinking Fund Obligations
The Company has no obligation to redeem or purchase any Securities pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.
SECTION 2.12.    Defeasance and Covenant Defeasance
The Company has elected to have both Section 1302 (relating to defeasance) and Section 1303 (relating to covenant defeasance) applied to the Securities.
SECTION 2.13.    Immediately Available Funds
All payments of principal and interest shall be made in immediately available funds.
ARTICLE III
EXPENSES
SECTION 3.01.    Payment of Expenses
In connection with the offering, sale and issuance of the Securities, the Company, in its capacity as borrower with respect to the Securities, shall pay all costs and expenses relating to the offering, sale and issuance of the Securities, including commissions to the underwriters payable pursuant to the Underwriting Agreement, dated March 29, 2023, and compensation and expenses of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture.

SECTION 3.02.    Payment Upon Resignation or Removal
Upon termination of this Twenty-Sixth Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation.
ARTICLE IV
MISCELLANEOUS PROVISIONS
SECTION 4.01.    Trustee Not Responsible for Recitals
The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Twenty-Sixth Supplemental Indenture.
SECTION 4.02.    Adoption, Ratification and Confirmation
The Indenture, as supplemented and amended by this Twenty-Sixth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.
SECTION 4.03    Counterparts; Electronic Signature
This Twenty-Sixth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of this Twenty-Sixth Supplemental Indenture by one party to the other may be made by facsimile, electronic mail or other transmission method as permitted by applicable law, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) on this Twenty-Sixth Supplemental Indenture or on the Securities shall have the same validity and effect as a signature affixed by the party’s hand.
SECTION 4.04.    Governing Law
THIS TWENTY-SIXTH SUPPLEMENTAL INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
SECTION 4.05.    Notice
For purposes of the Securities, Section 105 of the Indenture is deleted in its entirety and replaced with the following:

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by Docusign or Adobe (or such other digital signature provider as specified in writing to the Trustee by the Company), in English to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Manager The Allstate Corporation Indenture, or
(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.
The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
For purposes of the Securities, Section 106 of the Indenture is deleted in its entirety and replaced with the following:
“Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and transmitted by mail, e-mail or facsimile to each Holder affected by such event, at the applicable postal, e-mail or facsimile address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail, e-mail or facsimile service or by reason of any other cause it shall be impracticable to give such notice by mail, e-mail or facsimile, then such notification as shall be made with the written approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.”

IN WITNESS WHEREOF, the parties hereto have caused this Twenty-Sixth Supplemental Indenture to be duly executed on the date or dates indicated in the acknowledgments and as of the day and year first above written.
THE ALLSTATE CORPORATION

By:    /s/Alexandra T. Band
Name: Alexandra T. Band
Title: Senior Vice President and Treasurer
Attest:

By:    /s/Christine M. DeBiase
Name: Christine M. DeBiase
Title: Executive Vice President,
    Chief Legal Officer, General Counsel,
    and Secretary

[Signature Page to Twenty-Sixth Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
By:    /s/Carolina D. Altomare
Name: Carolina D. Altomare
Title: Vice President
[Signature Page to Twenty-Sixth Supplemental Indenture]

EXHIBIT A
(FORM OF FACE OF SECURITY)
[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
No.     Principal Amount: $
    CUSIP No. 020002 BK6
    ISIN No. US020002BK68
THE ALLSTATE CORPORATION
5.250% SENIOR NOTES DUE 2033
The Allstate Corporation, a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum of $        on March 30, 2033. The Company further promises to pay interest on said principal sum outstanding from March 31, 2023, or from the most recent interest payment date (each such date, an “Interest Payment Date”) to which interest has been paid or duly provided for, semi-annually in arrears on March 30 and September 30 of each year commencing September 30, 2023 at the rate of 5.250% per annum, until the principal hereof shall have become due and payable and, until the principal hereof is paid or duly provided for or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the number of actual days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). A “Business Day” shall mean any day, other than a Saturday or Sunday, on which banks in the City of New York are not required by law to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on March 15 or September 15 prior to such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
The principal of (and premium, if any) and the interest on this Security shall be payable at the office or agency of the Company maintained for that purpose in the United States in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Security is Cede & Co., the payment of the principal of (and premium, if any) and interest on this Security will be made at such place and to such account as may be designated by Cede & Co. All payments of principal and interest hereunder shall be made in immediately available funds.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed.
THE ALLSTATE CORPORATION
By:
Name: Alexandra T. Band
Title: Senior Vice President and Treasurer
Attest:

By:
Name: Christine M. DeBiase
Title: Executive Vice President,
    Chief Legal Officer, General Counsel,
    and Secretary

CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.
Dated: March 31, 2023
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
By:
Name: Carolina D. Altomare
Title: Vice President

(FORM OF REVERSE OF SECURITY)
This Security is one of a duly authorized issue of securities of the Company, designated as its 5.250% Senior Notes due 2033 (herein referred to as the “Securities”), issued under and pursuant to an Indenture, dated as of December 16, 1997 between the Company and U.S. Bank Trust Company, National Association, successor in interest to State Street Bank and Trust Company, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as amended by the Third Supplemental Indenture dated as of July 23, 1999 and the Sixth Supplemental Indenture dated as of June 12, 2000 and as supplemented by the Twenty-Sixth Supplemental Indenture, dated as of March 31, 2023, between the Company and the Trustee (the Indenture as so amended and supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.
All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
The Company may redeem the Securities, in whole or in part, at any time and from time to time prior to December 30, 2032 (three months prior to the Stated Maturity of the Securities) (the “Par Call Date”) at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities being redeemed and (ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 30 basis points less (b) interest accrued to the redemption date.
At any time and from time to time on or after the Par Call Date, the Securities will be redeemable at the Company’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed.
In each case, the Company will pay accrued and unpaid interest on the principal amount being redeemed to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Company will notify the Trustee of the redemption price promptly after the calculation thereof, and the Trustee may rely upon the redemption price contained in any such notice and the Trustee shall not be responsible for, or be liable in connection with, the calculation of such redemption price (or any component thereof) or for determining whether manifest error has occurred.
The Company will mail a notice of redemption at least 10 days but not more than 60 days before the redemption date to each Holder of the securities to be redeemed. If less than all of the securities are to be redeemed, the Trustee will select, by such method as it will deem fair and appropriate, including pro rata or by lot, the securities to be redeemed in whole or in part; provided that with respect to Securities issued in the form of Global Securities, the method for allocating a partial redemption will be selected by the Depository in accordance with its applicable procedures.
Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities or portions thereof called for redemption.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. No reference herein to the Indenture and no provision of this Security or of the Indenture (other than Section 1302 and Section 1303 of the Indenture) shall alter or impair the obligation of the Company to pay the principal and interest on the Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer, in form satisfactory to the Company and the Securities Registrar, duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. This Global Security is exchangeable for Securities in definitive form only under certain limited circumstances set forth in the Indenture. Securities of this series so issued are issuable only in registered form without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Securities of this series so issued are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.
The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.
THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE SECURITIES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.